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                                                                       EXHIBIT 5


         [LETTERHEAD OF MARTIN, SNOW, GRANT & NAPIER, LLP APPEARS HERE]




                                                 February 14, 1998


SNB Bancshares, Inc.
2918 Riverside Drive
Macon, GA 31204

        RE:  Form S-8 Registration Statement for organizer's warrants


Ladies and Gentlemen:

        The undersigned has acted as special counsel for SNB Bancshares, Inc., a Georgia corporation (the "Company"), in connection with the above-referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and covering 370,350 shares of the Company's common stock, $1.00 par value (the "Company Stock") that may be issued pursuant to certain organizer's warrants issued in connection with the formation of the Company's wholly-owned subsidiary, Security National Bank. In connection therewith, we have examined originals or copies of corporate records, certificates of public officials and of officers of the Company and other instruments as we have deemed relevant and necessary for the opinion hereinafter expressed.

        On the basis of the foregoing, it is our opinion that the 370,350 shares of Company stock to be issued pursuant to the warrants, when issued in accordance with such terms and conditions as are imposed by the respective written warrant agreements, will be legally and validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                        Sincerely,

                                        MARTIN, SNOW, GRANT & NAPIER

                                         /s/ Robert A. Weber, Jr.
                                        -------------------------------
                                           ROBERT A. WEBER, JR.